THIRD COMBINED AMENDMENT TO FINANCING AGREEMENTS



      THIS THIRD COMBINED AMENDMENT TO FINANCING AGREEMENTS, dated as of August 11, 1995 ("Amendment") is entered into between GO-VIDEO, INC., a Delaware corporation ("Go-Video") and CONGRESS FINANCIAL CORPORATION (WESTERN) ("Congress").

      FACT ONE: As of October 12, 1992,  Go-Video and Congress entered into that
      --------
certain Accounts Financing Agreement [Security Agreement], together with certain addenda and supplements thereto (collectively, as amended, the "Agreement").

      FACT TWO: The Agreement has previously been amended by combined amendments
      --------
dated August 16, 1994 and by letter agreement dated January 27, 1995.

      FACT THREE:  Go-Video has requested,  and Congress has agreed,  to further
      ----------
amend certain of the terms and conditions contained in the Agreement and to amend and restate all previous addenda and amendments to the Agreement and the various supplements and related agreements.

      In consideration of the mutual covenants, conditions, and provisions hereafter set forth, the parties hereto agree as follows:

1. Attached hereto as Exhibits "A" through "C" are the following Combined Amendments which have amended and restated all prior Addenda and Amendments relating to each of such Agreements:

      (a)   Third Combined Amendment to Accounts Financing [Security Agreement];


      (b)   Third Combined Amendment to Agreement Re: Inventory Loans; and


      (c) Third Combined Amendment to Trade Financing Agreement Supplement to Accounts Financing Agreement [Security Agreement].

2. Paragraph 2.6 of the Inventory and Equipment Security Agreement Supplement to Accounts Financing Agreement[Security Agreement]between Go-Video and Congress is hereby amended by adding the following thereto:

             "as of the last Business Day of each month during the term of this Agreement, the aggregate value of: (a) our Inventory (excluding any parts but including Inventory in transit); plus (b) the aggregate face amount of all outstanding Credits, shall not exceed Twenty
             Million Dollars ($20,000,000) in the case of the month ending September 30, 1995 and Eighteen Million Dollars ($18,000,000) in all other months."

3. The effectiveness of this Amendment, and of all documents in connection herewith, is subject to Go-Video paying to Congress, concurrently herewith, an amendment fee in the amount of Fifteen Thousand Dollars ($15,000), which fee shall be fully earned when paid and which shall be charged to Go-Video's loan account.

4. Go-Video shall pay to Congress all sums, costs, and expenses incurred by Congress and its attorneys and agents in connection with the negotiation, preparation and delivery of this Amendment and any related agreements or documents. Congress' rights herein shall be in addition to any and all rights contained in Section 9.5 of the Agreement.

5. Except as expressly amended hereby, and in Exhibits "A" through "C" hereto, the Agreement shall remain unchanged and in full force and effect.

                              GO-VIDEO, INC., a Delaware corporation



                              By  /s/ Douglas P. Klein
                                 -------------------------------------------

                                 Title: Vice President and Chief Financial
                                       -------------------------------------
                                        Officer
                                       -------------------------------------
                                 CONGRESS FINANCIAL CORPORATION
                                 (WESTERN), a California corporation



                              By  /s/ Ron Dacher
                                 -------------------------------------------

                                 Title: Vice President
                                       -------------------------------------

                                  EXHIBIT "A"


                          THIRD COMBINED AMENDMENT TO
                          ---------------------------
                          ACCOUNTS FINANCING AGREEMENT
                          ----------------------------
                              [SECURITY AGREEMENT]
                              --------------------


        This THIRD COMBINED AMENDMENT TO ACCOUNTS FINANCING AGREEMENT [SECURITY AGREEMENT] (this "Amendment") amends and shall be considered a part of that certain Accounts Financing Agreement [Security Agreement] (the "Agreement"), dated as of October 12, 1992, by and between Congress Financial Corporation (Western), a California corporation ("Congress"), and Go-Video, Inc., a Delaware corporation ("Borrower"). Congress and Borrower hereby agree as follows:

        1. The definition of "Eligible Accounts" contained in the Agreement is hereby amended by deleting the last sentence thereof and replacing it with the following:

        "In general, an Account shall not be deemed eligible unless: (a) the Account Debtor on such Account is and at all times continues to be acceptable to you; (b) such Account complies in all respects with the representations, covenants and warranties hereinafter set forth; (c) such Account is not owed by an Account Debtor that has failed to pay when due fifty percent (50%) or more of its accounts owed to us; (d) such Account is not owed by an Account Debtor which is not a resident of the United States; (e) such Account is due and payable (i) within thirty
        (30) days of its creation, or, (ii) with respect to certain new Accounts (to be determined in your discretion (an "Extended Dating Account")) within sixty (60) days of the date of its creation; and (f) no more than ninety (90) days have passed since the invoice date of such Account or, with respect to an Extended Dating Account,no more than one hundred twenty (120) days have passed since the invoice date of such Account."

        2. Section 1.7 of the Agreement is hereby amended to read as follows:

        "1.7   'Maximum    Credit'   shall   mean   Fourteen   Million   Dollars
        ($14,000,000)."


        3. Section  1 of the  Agreement  is hereby  amended  by   inserting  the
following at the end thereof:

        "1.12 'Licensing/Manufacturing Agreements' means collectively, the License and Technical Assistance Agreement between Borrower and Samsung Electronics Co., Ltd. ("Samsung") and that certain Manufacturing Agreement between Borrower and Samsung, and any replacements, extensions, restatements or amendments thereto."

        4. Section 2.1 of the Agreement is hereby amended in its entirety to read as follows:

        "You shall, in your discretion, make loans to us from time to time (and as frequently as daily), at our request, of up to seventy-five percent (75%) of the Net Amount of Eligible Accounts (or such greater or lesser percentage thereof as you shall in your sole discretion determine from time to time).

        5. Sections 3.5 and 3.6 of the Agreement are hereby deleted in their entirety and replaced by the following new Sections 3.5 and 3.6:

        "3.5. We shall pay to you an annual facility fee equal to one-half of one percent (0.50 %) per annum of the Maximum Credit amount then in effect. This fee shall be payable simultaneously with the execution hereof and thereafter on each anniversary of such execution during the term, including all renewal terms, of this Agreement or so long as any of the Obligations are outstanding.

        "3.6. We shall pay to you and we authorize you to accordingly charge an auditing fee of Five Hundred Dollars ($500) per day per auditor, and we shall reimburse you for all of your itemized, reasonable, out-of-pocket expenses which you may incur in engaging or performing verifications and audits of our books and records."

        6. Section 3 of the Agreement is hereby amended by adding the following as a new Section 3.7:

        "3.7. If the average outstanding daily principal balance of all loans by you to us under this Agreement or any supplement hereto in any calendar month shall be less than the Maximum Credit, we shall pay to you on or before the tenth (10th) day of the next succeeding calendar month an unused line fee equal to one-quarter of one percent (0.25%) per annum upon the amount by which the Maximum Credit exceeds the average outstanding daily principal balance of all such loans in respect of such month."

        7. Section 5.2 of the Agreement is hereby amended by adding the following at the end thereof:

        "Prior to an Event of Default, your rights under this Section 5.2 to access to our Records and Collateral shall be limited to our regular business hours."

        8. Section 6.4 of the Agreement is hereby amended by adding the following after the first sentence thereof:

        "To the extent that, in the ordinary course of our business, we shall amend our shipping forms, invoices, or related documents in the future, you have agreed not to unreasonably withhold your consent to such modified forms."

        9. Section 6 of the Agreement is hereby amended by adding the following as new sections:

        "6.11. During 1994, we shall maintain on our books a reserve for seasonal returns of at least One Hundred Fifty Thousand Dollars ($150,000), which reserve will be increased at the rate of Seventy Five Thousand Dollars ($75,000) per week commencing December 1, 1994 until it reaches Four Hundred Fifty Thousand Dollars ($450,000). Commencing April 1, 1995, the seasonal reserve shall be reduced at the rate of Seventy Five Thousand Dollars ($75,000) per week until it reaches Two Hundred Twenty Five Thousand Dollars ($225,000). The seasonal reserve will be increased at the rate of Seventy Five Thousand Dollars ($75,000) per week commencing December 1, 1995 until it reaches Four Hundred Fifty Thousand Dollars ($450,000). Commencing April 1, 1996, the seasonal reserve shall be reduced at the rate of Seventy Five Thousand Dollars ($75,000) per week until it reaches Two Hundred Twenty Five Thousand Dollars ($225,000). The seasonal reserve shall be increased at a rate of Seventy Five Thousand Dollars ($75,000) per week commencing December 1, 1996 until it reaches for Four Hundred Fifty Thousand Dollars ($450,000). Commencing April 1, 1997, the seasonal reserve shall be reduced at the rate of Seventy-Five Thousand Dollars ($75,000) per week until it reaches Two Hundred Twenty-Five Thousand Dollars ($225,000)."

        "6.12. We agree to furnish you monthly (or more frequently if requested by you) a report on video cassette recorder units ("Units") sold."

        10. Section 7.1 of the Agreement is hereby amended by adding the following to the end of Clause (f) thereof:

        "provided, however that no such release shall be required to the extent that such liability is finally determined, by a court of competent jurisdiction, to have arisen from the gross negligence or willful misconduct of you or your officers, employees, or designees."

        11. Clause (a) of Section 8.1 of the Agreement is hereby amended by adding the following at the end thereof:

        "including, without limitation, any breach or termination of (whether at maturity or by failure to renew, or otherwise), or default under any of the Licensing/Manufacturing Agreements."

        12. Sections 9.1 and 9.2 of the Agreement are hereby deleted in their entirety and replaced by the following:

        "9.1. This Agreement shall become effective upon acceptance by you and shall continue in full force and effect for a term ending October 12, 1997 (the "Renewal Date") and from year to year thereafter, unless sooner terminated pursuant to the terms hereof. Either party may terminate this Agreement on the Renewal Date or on the anniversary of the Renewal Date in any year by giving the other party at least sixty
        (60) days prior written notice by registered or certified mail, return receipt requested, and, in addition, you shall have the right to terminate this Agreement immediately at any time upon the occurrence of an Event of Default. No termination of this Agreement, however, shall relieve or discharge us of our duties, obligations and covenants hereunder until all Obligations have been paid in full, and your continuing security interest in the Collateral shall remain in effect until such Obligations have been fully discharged.

        9.2. If you terminate this Agreement upon the occurrence of an Event of Default or at our request, in view of the impracticability and extreme difficulty of ascertaining actual damages and by mutual agreement of the parties as to a reasonable calculation of your lost profits as a result thereof, we hereby agree that we shall pay to you, upon the effective date of such termination, an early termination fee in an amount equal to one percent (1%) of the Maximum Credit. Such termination fee shall be presumed to be the amount of damages sustained by said early termination and we agree that it is reasonable under the circumstances currently existing. The early termination fee provided for in this paragraph 9.2 shall be deemed included in the Obligations. Notwithstanding the foregoing, there shall not be any early termination fee payable if all of the following occur:

               (i) we request early termination of this Agreement after the second anniversary hereof;

               (ii)    no Event of Default has occurred and is continuing;

               (iii) we have obtained replacement financing on terms (fees, interest rates, advance rates, line limits, security, and other material credit terms) which are more favorable than the terms being offered by you at such time; and

               (iv) we have offered you the opportunity to continue to finance us on such more favorable terms and you have declined to do so."

        13. Notwithstanding anything to the contrary contained in the Agreement or in any other agreement between Congress and Borrower, at any such time as Borrower has no outstanding loan balances and no outstanding obligations with respect to any letters of credit, and there is a positive cash balance in any lockbox or other restricted deposit account over which Congress has control, Congress will, upon request by Borrower, promptly deliver such cash balances to Borrower pursuant to Borrower's direction.

        14. Congress shall have a continuing right, in its sole discretion, to withhold a reserve against Eligible Accounts equal to: (a) thirty-five percent (35%) of the face amount of all documentary letters of credit issued for the purchase of Eligible Inventory and which are outstanding at any one time during the week commencing August 11, 1995, which rate shall be increased by two percentage points (2%) on October 2, 1995 and on each Monday thereafter until and including November 13, 1995, and by one percentage (1.0%) point on November 20, 1995 on which date such rate shall be and remain fifty percent (50%); or
(b) one hundred percent (100%) of the face amount of all other letters of credit, including standby letters of credit, in each case increased by all duty and freight on the subject Inventory.

        15. In the event of a conflict between the terms and provisions of this Amendment and the terms and provisions of the Agreement, the terms and provisions of this Amendment shall govern.

        16. Except as expressly amended or modified pursuant to this Amendment, the Agreement shall remain otherwise unchanged and in full force and effect.

        IN WITNESS WHEREOF, Borrower and Congress have executed this Amendment as of the 11th day of August, 1995.

                              CONGRESS FINANCIAL CORPORATION
                              (WESTERN), a California corporation


                              By  /s/ Ron Dacher
                                 ----------------------------------------------

                              Title  Vice President
                                    -------------------------------------------


                              GO-VIDEO, INC.,
                              a Delaware corporation


                              By /s/ Douglas P. Klein
                                 ----------------------------------------------

                              Title  Vice President and Chief Financial Officer
                                    -------------------------------------------

                                  EXHIBIT "B"

                     THIRD COMBINED AMENDMENT TO AGREEMENT
                     -------------------------------------
                              Re: INVENTORY LOANS
                              -------------------


            This THIRD COMBINED AMENDMENT TO AGREEMENT Re: INVENTORY LOANS (this "Addendum") amends and shall be considered a part of that certain Agreement Re:
Inventory Loans (the "Agreement"), dated as of October 12, 1992, executed by Go-Video, Inc., a Delaware corporation ("Borrower") in favor of Congress Financial Corporation (Western), a California corporation ("Congress"). Congress and Borrower hereby agree as follows:

            1. Section 1(a) of the Agreement is hereby amended by inserting the following at the end thereof:

            "that Eligible Inventory shall also include Inventory in transit to us so long as such Eligible Inventory is consigned to you or your designee, we have delivered to you all of the original documents of title (including, but not limited to, bills of lading) for such Inventory required to perfect your security interest therein, and the same is covered by insurance satisfactory to you in all respects."

            2. Section 2 of the Agreement is hereby amended in its entirety to read as follows:

            "2. In addition to loans which may be made by you to us, pursuant to
            Section 2 of the Accounts Agreement, you shall, in your sole discretion, make loans to us from time to time, at our request, of up to (a) sixty five percent (65%) (or such lesser percentages thereof as you shall, in your sole discretion, determine from time to time) of the Value of the Eligible Inventory (excluding our "Security Products Division" Inventory) until and including October 29, 1995; (b) sixty percent (60%) (or such lesser percentages thereof as you shall, in your sole discretion, determine from time to time) of the Value of the Eligible Inventory (excluding our "Security Products Division" Inventory) from October 30, 1995 to and including November 14, 1995; (c) fifty five percent (55%) (or such lesser percentages thereof as you shall, in your sole discretion, determine from time to time) of the Value of the Eligible Inventory (excluding our "Security Products Division" Inventory) from November 15, 1995 to and including November 29, 1995; and (d) at all times, with respect to our "Security Products Division" Eligible Inventory, or from and after November 30, 1995, with respect to all other Eligible Inventory, the lesser of (i) fifty percent (50%) (or such greater or lesser percentages thereof as you shall, in your sole discretion, determine from time to time) of the Value of such Eligible Inventory and; (ii) eighty percent (80%) of the "Orderly Liquidation Value" of such Eligible Inventory as established by third party appraisals conducted pursuant to the terms of Paragraph
            2.6 of the Inventory and Equipment Supplement to the Accounts Agreement."

            3. Section 3 of the Agreement is hereby amended and restated to read as follows:

            "3. Except in your sole discretion, the outstanding aggregate principal amount of loans by you to us hereunder shall not exceed, at any time, the lower of (a) the aggregate amount of the above percentages of the Value of Eligible Inventory or (b) Five Million Dollars ($5,000,000) during the period of August 11, 1995 to and including January 15, 1996, and Four Million Dollars ($4,000,000) at all other times."

            4. In the event of a conflict between the terms and provisions of this Amendment and the terms and provisions of the Agreement, the terms and provisions of this Amendment shall govern.

            5. Except as expressly amended or modified pursuant to this Amendment, the Agreement shall remain otherwise unchanged and in full force and effect.

            IN WITNESS WHEREOF, Borrower and Congress have executed this Amendment as of the 11th day of August, 1995.

                              GO-VIDEO, INC.,
                              a Delaware corporation


                              By  /s/ Douglas P. Klein
                                 ---------------------------------------------

                              Title Vice President and Chief Financial Officer
                                    ------------------------------------------


                              CONGRESS FINANCIAL CORPORATION
                              (WESTERN),
                              a California corporation


                              By /s/ Ron Dacher
                                 -------------------------------------------

                              Title  Vice President
                                    ----------------------------------------

                                  EXHIBIT "C"


                          THIRD COMBINED AMENDMENT TO
                          ---------------------------
                      TRADE FINANCING AGREEMENT SUPPLEMENT
                      ------------------------------------
                        TO ACCOUNTS FINANCING AGREEMENT
                        -------------------------------
                              [SECURITY AGREEMENT]
                              --------------------


        This THIRD COMBINED AMENDMENT TO TRADE FINANCING AGREEMENT SUPPLEMENT TO ACCOUNTS FINANCING AGREEMENT [SECURITY AGREEMENT] (this "Amendment") amends and shall be considered a part of that certain Trade Financing Agreement Supplement to Accounts Financing Agreement [Security Agreement] (the "Agreement"), dated as of October 12, 1992, by and between Congress Financial Corporation (Western), a California corporation ("Congress") and Go-Video, Inc., a Delaware corporation ("Borrower"). Congress and Borrower hereby agree as follows:

        1. Section 1.1 of the Agreement is hereby amended by adding the following clause (d) to the end of the first sentence thereof:

        "(d) issue or guarantee drafts and acceptances relating to the foregoing or otherwise."

        2. Section 1.3 of the Agreement is hereby amended in its entirety to read as follows:

        "Our loan availability under the Agreement and any other Supplements thereto will be reduced by: (a) an amount equal to one hundred percent (100%) of the outstanding Credits consisting of standby letters of credit; and (b) an amount equal to thirty-five (35%) percent of the outstanding Credits consisting of documentary letters of credit outstanding, which rate shall be increased by two percentage points (2%) on October 2, 1995 and on each Monday thereafter until and including November 13, 1995, and by one percentage point (1.0%) on November 20, 1995 on which date such rate shall be and remain fifty percent (50%); or such lesser amount as you may elect in your discretion."

        3. Section 1.5 of the Agreement is hereby amended in its entirety to read as follows:

        "1.5 Except in your sole discretion, the amount of all Credits and all other commitments and obligations made or incurred by you for our account in connection herewith shall not exceed, in the aggregate at any time outstanding $10,000,000 during the period from August 11, 1995 to and including November 30, 1995, and $9,000,000 at all other times."

        4. Section 1.8 of the Agreement is hereby amended in its entirety to read as follows:

        "1.8 In addition to all other fees, charges and expenses payable under the Agreement, this Supplement, and to any bank or other issuer or correspondent in connection with any Credit, we agree to pay to you the following commission for your services hereunder, which shall be due and payable monthly in arrears, a commission equal to two and one-half percent 2 1/2%) per annum of the face amount of any Credit calculated on the basis of a 360 day year and actual days elapsed. We also agree to pay to you, your and any bank's, other issuer's or correspondent's customary charges for amendments, extensions and administration, relating to any Credit, which charges shall be due and payable on the first day of the month following the date of incurrence and, at your option may be charged to any of our account(s) maintained by you.

        We also agree to pay to you a servicing fee in the amount of Five Hundred Dollars ($500) per month in connection with this Supplement, which fee shall be due and payable in arrears on the first day of each month during the term of the Agreement."

        5. In the event of a conflict between the terms and provisions of this Amendment and the terms and provisions of the Agreement, the terms and provisions of this Amendment shall govern.

        6. Except as expressly amended or modified pursuant to this Amendment, the Agreement shall remain otherwise unchanged and in full force and effect.

        IN WITNESS WHEREOF, Borrower and Congress have executed this Amendment in Los Angeles, California, as of the 11th day of August, 1995.

                              CONGRESS FINANCIAL CORPORATION
                              (WESTERN),
                              a California corporation


                              By /s/ Ron Dacher
                                 ----------------------------------------------

                              Title  Vice President
                                    -------------------------------------------


                              GO-VIDEO, INC.,
                              a Delaware corporation


                              By /s/ Douglas P. Klein
                                 ----------------------------------------------

                              Title  Vice President and Chief Financial Officer
                                    -------------------------------------------